Exhibit 3.6

Microfilm Number		Filed with the Department of State on

Entity Number	753993

		Secretary of the Commonwealth
STATEMENT OF CHANGE OF REGISTERED OFFICE
DSCB:15-1507/4144/5507/6144/8506 (Rev 90)
Indicate type of entity (check one):

☑	Domestic Business Corporation (15 Pa.C.S. § 1507)	☐	Foreign Nonprofit Corporation (15 Pa.C.S. § 6144)

☐	Foreign Business Corporation (15 Pa.C.S. § 4144)	☐	Domestic Limited Partnership (15 Pa.C.S. § 8506)

☐	Domestic Nonprofit Corporation (15 Pa.C.S. § 5507)	☐
          In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1.	The name of the corporation or limited partnership is:	Human Factors Applications, Inc.

2.	The (a) address of this corporation’s or limited partnership’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)		1966 Brooke Drive	Buckingham	PA	18912	Bucks

		Number and Street	City	State	Zip	County

(b)	c/o:

		Name of Commercial Registered Office Provider				County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3.	(Complete part (a) or (b)):

	(a)	The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Buckingham Green, 4950 Route 202, Building 1 – Suite 2A, Holicong, PA 18928-0615

		Number and Street	City	State	Zip	Bucks County

	(b)	The registered office of the corporation or limited partnership shall be provided by:

c/o:

			Name of Commercial Registered Office Provider			County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

4.	(Strike out if a limited partnership): Such change was authorized by the Board of Directors of the corporation.
          IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer this 05th day of March, 1996

Human Factors Applications, Inc.

Name of Corporation/Limited Partnership

BY:	/s/ Elizabeth H. Theisen

Elizabeth H. Theisen (Signature)

TITLE:	President